Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

Community Savings	100%	Federal

SUBSIDIARIES OF COMMUNITY SAVINGS

Subsidiary	Ownership	State of Incorporation

Community Financial Services, LLC	100%	Ohio